UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2006

STREICHER MOBILE FUELING, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (954) 308-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 26, 2006, the Company entered into a Sixth Amendment to the Loan and Security Agreement (the “Sixth Amendment”) with its primary lender, Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) (the “Bank”) effective March 31, 2006, which, among other things, (1) added (a) an interest rate option based on the London interbank offered rate, and (b) certain lease vehicles and equipment to the excluded assets from the collateral, and (2) amended the capital expenditures covenant of the agreement. On the same date, the Company entered into a Seventh Amendment to the Loan and Security Agreement (the “Seventh Amendment”) with the Bank effective September 22, 2006, which, among other things increased the maximum amount for revolving loans from $20,000,000 to $25,000,000 and modified the covenant in the agreement which limits the Company’s loans and advances to other persons to permit loans to customers for their purchases of ChevronTexaco equipment. Copies of the Sixth and Seventh Amendments are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell company transactions. None.

(d) Exhibits

Exhibit No.

10.1
Sixth Amendment to Loan and Security Agreement by among Streicher Mobile Fueling, Inc., SMF Services, Inc., H & W Petroleum Company, Inc., and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) dated September 22, 2006 and effective March 31, 2006.

10.2
Seventh Amendment to Loan and Security Agreement by among Streicher Mobile Fueling, Inc., SMF Services, Inc., H & W Petroleum Company, Inc., and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) effective September 22, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2006	STREICHER MOBILE FUELING, INC.

	By:	/s/ Richard E. Gathright
Richard E. Gathright, President and CEO

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